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                                                                    EXHIBIT 1(b)

                          SHORT-TERM INVESTMENTS CO.
                          --------------------------

                           CERTIFICATE OF CORRECTION


THIS IS TO CERTIFY THAT:

          1. The undersigned, Carol F. Relihan, whose address is 11 Greenway Plaza, Suite 1919, Houston, Texas 77046-1173, is the sole incorporator of Short-Term Investments Co.

          2. The title of the document being corrected hereby is Articles of Incorporation.

          3.  The Articles of Incorporation were filed on May 3, 1993.

          4. The provisions of the Articles of Incorporation which are to be corrected are Article Second and the first sentence of Article Fifth, which currently read as follows:

          SECOND: Name. The name of the corporation (hereinafter called the "Corporation") is SHORT-TERM INVESTMENTS CO.

          FIFTH: Capitalization. (a) The total number of shares of common stock which the Corporation shall have the authority to issue is 30,000,000,000 shares, of which 10,000,000,000 shares are classified as Prime 1 Portfolio - Institutional shares ("Prime 1 Institutional Shares"), 3,000,000,000 shares are classified as Prime Portfolio - Personal shares ("Prime Personal Shares"), 3,000,000,000 shares are classified Prime Portfolio - Private shares ("Prime Private Shares"), 10,000,000,000 shares are classified as Prime Portfolio - Institutional shares ("Prime Institutional Shares"), 3,000,000,000 shares are classified as Prime Portfolio - Cash Management shares ("Prime Cash Management Shares"), and the balance of which are unclassified.

     5. The corrected provisions of the Articles of Incorporation are as follows:

          SECOND: Name. The name of the corporation (hereinafter called the "Corporation") is SHORT-TERM INVESTMENTS COMPANY.

          FIFTH: Capitalization. (a) The total number of shares of common stock which the Corporation shall have the authority to issue is 30,000,000,000 shares, of which 10,000,000,000 shares are classified as Liquid Assets Portfolio - Institutional shares ("Liquid Assets Institutional Shares"), 3,000,000,000 shares are classified as Prime Portfolio - Personal shares ("Prime Personal Shares"), 3,000,000,000 shares are classified as Prime Portfolio - Private shares ("Prime Private Shares"), 10,000,000,000 shares are classified as Prime Portfolio - Institutional shares ("Prime Institutional Shares"), 3,000,000,000 shares are classified as Prime Portfolio - Cash Management shares ("Prime Cash Management Shares"), and the balance of which are unclassified.

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          The undersigned acknowledges this Certificate of Correction to be her act and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of her knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, I have signed this Certificate of Correction, and I acknowledge the same to be my act on this 9th day of June, 1993.


                                             /s/ Carol F. Relihan
                                             -----------------------------
                                             Carol F. Relihan


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